EXHIBIT 99.4

[This proxy card will be printed on white card stock.]

[LOGO] Pervasive Software Inc.	PROXY

PERVASIVE SOFTWARE INC.

Special Meeting in lieu of Annual Meeting of Stockholders—December 3, 2003

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints David Sikora and John Farr, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of Common Stock of Pervasive Software Inc. held of record by the undersigned at the close of business on October 6, 2003, at the special meeting in lieu of annual meeting of stockholders to be held on December 3, 2003, or any adjournment or postponement thereof.

IMPORTANT—This proxy card must be signed and dated on the reverse side.

[CONTROL NUMBER]	[LOGO] Pervasive Software Inc.

PERVASIVE SOFTWARE INC.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.      To approve the issuance of up to 5,000,000 shares of Pervasive common stock in connection with the proposed merger of Data Junction Corporation, a Texas corporation, with and into a newly-formed, wholly-owned subsidiary of Pervasive, Ramal Acquisition Corp., a Delaware corporation, as contemplated by the Merger Agreement, dated as of August 8, 2003, by and among Pervasive, Ramal Acquisition Corp., Data Junction, Michael E. Hoskins, The Hoskins 2003 Charitable Remainder Unitrust with Makeup, Darrell G. Blandford, The Blandford 2003 Charitable Remainder Unitrust with Makeup, Gregory E. Grosh, The Gregory E. Grosh Remainder Unitrust (Gregory E. Grosh Trustee), Ron S. Dougherty, and Computershare Trust Company, Inc. as the escrow agent. In connection with the merger, Pervasive will pay up to $22,100,000 in cash and will issue up to 5,000,000 shares of common stock in exchange for all of the outstanding capital stock of Data Junction, and Ramal Acquisition Corp. will continue as the surviving corporation and a wholly-owned subsidiary of Pervasive.

☐ FOR the Proposal	☐ AGAINST the Proposal	☐ ABSTAIN
2. To elect two directors of the Board of Directors to serve until their three-year term expires or until their successors have been duly elected and qualified.
NOMINEES: David A. Boucher and Jeffrey S. Hawn

☐ FOR	☐ WITHHELD	☐ For all nominees, except for nominees written below.

Print nominee exception(s) here, if any:
3. To ratify the appointment of Ernst & Young LLP as Pervasive’s independent auditors for the fiscal year ending June 30, 2004.
☐ FOR	☐ AGAINST	☐ ABSTAIN
4. To transact any other business that properly comes before the special meeting or any adjournment or the postponements thereof.
☐ FOR the Proposal	☐ AGAINST the Proposal	☐ ABSTAIN

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE-DESCRIBED PROPOSALS AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

		Dated:	, 2003
Signature	Signature

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.

DETACH PROXY CARD HERE

THANK YOU FOR VOTING!